EXHIBIT 10.1                                                                                                    Execution Copy

ATTORNEY GENERAL OF THE STATE OF NEW YORK

INVESTOR PROTECTION BUREAU

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IN THE MATTER OF

:

OPPENHEIMER & CO. INC.

:               AOD#: 10-023
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ASSURANCE OF DISCONTINUANCE

PURSUANT TO EXECUTIVE LAW § 63(15)

On April 28, 2008, the Office of the Attorney General of the State of New York (the “Attorney General”), commenced an investigation, pursuant to Article 23-A of the General Business Law (the “Martin Act”) and Section 63(12) of the Executive Law of New York, of Oppenheimer & Co. Inc. (“Oppenheimer”), concerning Oppenheimer’s marketing and sale of auction rate securities (the “Investigation”).  This Assurance of Discontinuance (“Assurance”) contains the findings of the Attorney General’s Investigation and the relief agreed to by the Attorney General and Oppenheimer.

FINDINGS

The Attorney General finds as follows:

I.

Relevant Entity

1.

Oppenheimer is a New York corporation.  It is licensed to do business in the State of New York and has offices located in New York City.  Oppenheimer is a registered broker/dealer offering brokerage and investment products and services to investors across the United States.

II.

Background on Auction Rate Securities

2.

Auction rate securities are long-term bonds issued by municipalities, corporations and student loan companies, or perpetual equity instruments issued by closed end mutual funds, with variable interest rates that reset through a bidding process known as a Dutch auction.

3.

At a Dutch auction, bidders generally state the number of auction rate securities they wish to purchase and the minimum interest rate they are willing to accept.  Bids are ranked, from lowest to highest, according to the minimum interest rate each bidder is willing to accept.  The lowest interest rate required to sell all of the auction rate securities available at auction, known as the “clearing rate,” becomes the rate paid to all holders of that particular security until the next auction.  The process is then repeated, typically every 7, 28 or 35 days.

4.

When there are not enough orders to purchase all of the auction rate securities being sold, a “failed” auction occurs.  In the event of a failed auction, investors cannot sell their auction rate securities.

5.

To facilitate the auction process, the issuers of the auction rate securities select one or more broker-dealers to underwrite the offering and/or manage the auction process.

6.

Oppenheimer did not act as a lead underwriter, manager or agent for any issuer of auction rate securities.  Rather, Oppenheimer acted as agent, both on a solicited and unsolicited basis, for its investors by submitting their bids to purchase and orders to sell auction rate securities.  Oppenheimer received revenue in connection with auction rate securities, including a fee from the auction agent(s) for acting as an agent for its investors.

III.

Oppenheimer Made Misrepresentations to Certain Investors

in Connection With the Sale of Auction Rate Securities

7.

Oppenheimer represented to certain of its investors that auction rate securities were “money market alternatives,” “liquid investments” and “cash alternatives.” It did so through its retail brokers, known at Oppenheimer as “Financial Advisers.”  In fact, until February, 2008, the account statements of Oppenheimer investors who owned auction rate securities listed them under the category of “cash equivalents.”

8.

These representations were misleading as to certain investors.  Auction rate securities were in fact different from money market funds.  As discussed above, the liquidity of an auction rate security relied on the successful operation of the Dutch auction process.  In the event of a failed auction, investors can not sell their auction rate securities and are stuck holding long-term investments.  As discussed below, starting in the Fall of 2007, the auction rate securities market faced dislocation and an increased risk of failure.

9.

Since the inception of the auction rate securities market, certain other broker-dealers submitted support bids, purchase orders for the entirety of an auction rate security issue they underwrote and for which they acted as the sole or lead broker.  Support bids were broker-dealers’ proprietary orders that would be filled, in whole or in part, if there was otherwise insufficient demand in an auction.  When broker-dealers purchased auction rate securities through support bids, auction rate securities were recorded on the broker-dealers’ balance sheets.

10.

As a distributing broker-dealer, Oppenheimer did not submit bids to support the auctions and did not hold any significant inventory of auction rate securities in its proprietary account.

11.

Because investors could not ascertain how much of an auction was filled through broker-dealer proprietary trades, investors could not determine if auctions were clearing because of normal marketplace demand, or because broker-dealers were making up for lack of demand through support bids.  Generally, investors were also not aware that the auction rate securities market was dependent upon broker-dealers’ use of support bids for its operation.  There was no way for investors to monitor supply and demand in the market or to assess when broker-dealers may decide to stop supporting the market, which could cause its collapse.

IV.

By the Fall of 2007, The Auction Rate

Securities Market Faced Dislocation

12.

In August 2007, the credit crisis and other deteriorating market conditions strained the auction rate securities market.  Some institutional investors withdrew from the market, decreasing demand for auction rate securities.

13.

From the Fall of 2007 through February of 2008, demand for auction rate securities continued to erode and the auction rate securities inventory of many broker-dealers who acted as auction underwriters reached unprecedented levels.  In February 2008, many broker-dealers stopped supporting the auctions.  Without the benefit of support bids, the auction rate securities market collapsed, leaving investors who had been led to believe that these securities were “money market alternatives” and “liquid investments,” appropriate for managing short-term cash needs, holding long-term or perpetual securities that could not be sold at par value.

V.

Violations

14.

The foregoing acts and practices of Oppenheimer violated provisions of the Martin Act, Article 23-A of the General Business Law.

15.

The foregoing acts and practices of Oppenheimer violated provisions of § 63(12) of the Executive Law.

16.

The foregoing acts and practices of Oppenheimer violated provisions of § 349 of the General Business Law.

AGREEMENT

WHEREAS, the parties agree to settle allegations that Oppenheimer’s conduct violated the Martin Act, Executive Law § 63(12) and General Business Law ' 349, and that the Attorney General, when misrepresentations are made in connection with the sale of securities, can bring an action and establish a violation of the Martin Act, General Business Law § 349 and Executive Law § 63(12), without having to prove the existence of scienter;

WHEREAS, Oppenheimer neither admits nor denies the Attorney General’s Findings set forth above;

WHEREAS, the Attorney General is willing to accept the terms of the Assurance pursuant to New York Executive Law § 63(15), and to temporarily suspend its Investigation of Oppenheimer for a period of time as determined at the sole discretion of the Attorney General; and

WHEREAS, the parties each believe that the obligations imposed by this Assurance are prudent and appropriate;

IT IS HEREBY UNDERSTOOD AND AGREED, by and between the parties, that:

I.

Relief for Auction Rate Security Investors

A.

Purchases from Auction Rate Securities Investors

17.

Oppenheimer will provide liquidity to Eligible Investors, as defined below, by purchasing Eligible Auction Rate Securities, as defined below, that have failed at auction at least once since February 13, 2008, at par, in the manner described below.

18.

“Eligible Auction Rate Securities,” for the purposes of this Assurance, shall mean auction rate securities purchased at Oppenheimer on or before February 13, 2008 that have failed at auction at least once since February 13, 2008.

19.

“Eligible Investors,” for the purposes of this Assurance, shall mean the following current and former account owners who purchased Eligible Auction Rate Securities at Oppenheimer on or before February 13, 2008 and who held those Eligible Auction Rate Securities on February 13, 2008:

a.

Natural persons (including their IRA accounts, testamentary trust and estate accounts, custodian UGMA and UTMA accounts, and guardianship accounts); or

b.

Charities, endowments or foundations with Internal Revenue Code Section 501(c)(3) status; or

c.

Small Businesses and Institutions.  For purposes of this provision, “Small Businesses and Institutions” shall mean the following account owners with total assets at Oppenheimer of $10 million or less as of February 13, 2008: trusts; corporate trusts; corporations; employee pension plans/ERISA and Taft Hartley Act plans; educational institutions; incorporated not-for-profit organizations; limited liability companies; limited partnerships; non-public companies; partnerships; personal holding companies; unincorporated associations; and government and quasi-government entities.

i.

In calculating total assets at Oppenheimer for the purposes of Paragraph 19(c), Oppenheimer may include household accounts.

ii.

If an account owner described within Paragraph 19(c) transferred its Eligible Auction Rate Securities away from Oppenheimer prior to February 13, 2008, then the date of the account owner’s request to transfer its Eligible Auction Rate Securities shall be used for determining whether the account owner had $10 million or less at Oppenheimer.

iii.

“Small Businesses and Institutions” shall not include broker-dealers or banks acting as conduits for their investors, or investors that had total assets of greater than $50 million as of February 13, 2008.

iv.

In no event shall Oppenheimer be required by this Assurance to purchase more than $10 million of auction rate securities from any Small Business or Institution.

20.

Oppenheimer shall offer to purchase from Eligible Investors, at par plus accrued and unpaid dividends/interest, Eligible Auction Rate Securities that have failed at auction at least once since February 13, 2008 (the “Purchase Offer”).  The Purchase Offer shall be extended as follows:

a.

Within ninety (90) days of the execution of this Assurance, Oppenheimer shall offer to purchase 1 unit of Eligible Auction Rate Securities from those Eligible Investors who had assets at Oppenheimer of $ 1,000,000 or less as of February 13, 2008 (“Initial Purchase Offer”).

b.

To the extent that any Eligible Investor transferred their Eligible Auction Rate Securities away from Oppenheimer before February 13, 2008, then the measurement date for the $1,000,000 threshold shall be the date on which the transfer was requested by the Eligible Investor.

c.

Starting six months after the execution of this Assurance, and continuing every six months thereafter until Oppenheimer has extended a Purchase Offer to all Eligible Investors, Oppenheimer shall offer to purchase Eligible Auction Rate Securities from Eligible Investors who did not receive an Initial Purchase Offer, as funds identified pursuant to the process described in paragraph 27 below become available (“Additional Purchase Offers”).  Oppenheimer shall extend Additional Purchase Offers first to purchase the remaining Eligible Auction Rate Securities held by Eligible Investors who had assets at Oppenheimer of $1,000,000 or less as of February 13, 2008 and then to all other Eligible Investors.  Oppenheimer will extend Additional Purchase Offers in a manner acceptable to the Attorney General.

d.

An Initial Purchase Offer or Additional Purchase Offers shall remain open for a period of seventy-five (75) days from the date on which the given Purchase Offer was sent to an Eligible Investor (“Offer Period”).

21.

Oppenheimer shall undertake its best efforts to identify and provide notice to Eligible Investors of the relevant terms of this Assurance.  Said notice shall explain what Eligible Investors must do to accept, in whole or in part, a Purchase Offer.  Oppenheimer shall also provide written notice of the relevant terms of this Assurance to any subsequently identified Eligible Investors.

22.

To the extent that any Eligible Investors have not responded to a Purchase Offer on or before forty-five (45) days before the end of the relevant Offer Period (as defined above), Oppenheimer shall provide any such Eligible Investor with a second written notice informing them again of the Purchase Offer, including the date by which the Offer Period will end.  Oppenheimer shall also inform them of the relevant terms of this Assurance and any other material issues regarding the Eligible Investors’ rights.

23.

Eligible Investors may accept a Purchase Offer by notifying Oppenheimer, as described in the Purchase Offer, at any time before midnight, Eastern Time, on the last day of the Offer Period.  An acceptance must be received by Oppenheimer prior to the expiration of the Offer Period, or any extension thereof, to be effective.

24.

For those Eligible Investors who accept a Purchase Offer, Oppenheimer shall purchase their Eligible Auction Rate Securities no later than five (5) business days following such acceptance.

25.

No later than two (2) business days after the date of this Assurance, Oppenheimer shall establish:  (a) a dedicated toll-free telephone assistance line, with appropriate staffing, to provide information and to respond to questions concerning the terms of this Assurance; and (b) a public Internet page on its corporate Web site(s), with a prominent link to that page appearing on Oppenheimer’s relevant homepage(s), to provide information concerning the terms of this Assurance and, via an e-mail address or other reasonable means, to respond to questions concerning the terms of this Assurance.  Oppenheimer shall maintain the telephone assistance line and Internet page through at least the last day of the Purchase Deadline, or any extension thereof.

B.

Financial Review Process

27.

Starting six months after the execution of this Assurance, and continuing every six months thereafter until Oppenheimer has extended a Purchase Offer to all Eligible Investors, Oppenheimer shall conduct a financial review (“Six-Month Review”) to determine whether Oppenheimer has funds available, after giving effect to the financial and regulatory capital constraints applicable to Oppenheimer, to extend Additional Purchase Offers to Eligible Investors (“Excess Funds”).  If Oppenheimer identifies Excess Funds, it shall extend Additional Purchase Offers, as described in paragraph 20 above, no later than ninety days from the completion of each Six-Month Review.

28.

Within five days of the completion of each Six-Month Review, Oppenheimer shall submit written reports to the Attorney General detailing the results of Oppenheimer’s Review, including the amount of Excess Funds, if any, and any proposed Additional Purchase Offers.  At the Attorney General’s request, Oppenheimer shall confer with the Attorney General to discuss the results of Oppenheimer’s Six-Month Review and its progress in providing liquidity to Eligible Investors.

29.

If the Attorney General determines, in its sole discretion, that Oppenheimer is not taking sufficient action to provide liquidity to Eligible Investors expeditiously, the Attorney General reserves the right to take any action the Attorney General deems appropriate, in its sole discretion, including, but not limited to commencing, on thirty (30) days notice to Oppenheimer, a plenary action against Oppenheimer under the Martin Act or any other applicable statute or law.

30.

The timeframes set forth above may be amended with written permission from the Attorney General.

C.

Relief for Eligible Investors Who Sold Below Par

31.

No later than seventy-five (75) days after Oppenheimer has completed extending a Purchase Offer to all Eligible Investors, Oppenheimer shall undertake its best efforts to identify any Eligible Investor who sold Eligible Auction Rate Securities below par between February 13, 2008 and the date of this Assurance (“Below Par Seller”) and pay them the difference between par and the price at which the Eligible Investor sold the Eligible Auction Rate Securities, plus reasonable interest thereon.  Oppenheimer shall promptly pay any such Below Par Seller identified thereafter.

D.

Reimbursement for Related Loan Expenses

32.

No later than seventy-five (75) days after Oppenheimer has completed extending a Purchase Offer to all Eligible Investors, Oppenheimer shall make best efforts to identify Eligible Investors who took out loans from Oppenheimer after February 13, 2008, that were secured by Eligible Auction Rate Securities that were not successfully auctioning at the time the loan was taken out from Oppenheimer, and paid interest associated with the auction rate securities based portion of those loans in excess of the total interest and dividends received on the auction rate securities during the duration of the loan.  Oppenheimer shall reimburse such investors promptly for the excess expense, plus reasonable interest thereon.

E.

Consequential Damages Arbitration Process

33.

Upon providing liquidity to all Eligible Investors, Oppenheimer shall consent to participate in a special arbitration process (“Arbitration”) for the exclusive purpose of arbitrating any Eligible Investor’s consequential damages claim arising from their inability to sell Eligible Auction Rate Securities.  Oppenheimer shall notify Eligible Investors of the terms of the Arbitration process through the notice described in paragraphs 21-22 above.  Oppenheimer will notify Eligible Investors when it is prepared to participate in the Arbitration.

34.

Oppenheimer agrees to toll the statute of limitations applicable to any claim that may be made in the Arbitration, starting from the date of this Assurance and continuing through until two years after Oppenheimer, in the sole opinion of the Attorney General, has taken all reasonable steps to provide liquidity to all Eligible Investors, and notifies Eligible Investors that it is prepared to participate in the Arbitration.

35.

The Arbitration shall be conducted by a single public arbitrator (as defined by section 12100(u) of the NASD Code of Arbitration Procedures for Customer Disputes, eff. April 16, 2007), under the auspices of FINRA.  Oppenheimer will pay all applicable forum and filing fees.

36.

Any Eligible Investors who choose to pursue such claims in the Arbitration shall bear the burden of proving that they suffered consequential damages and that such damages were caused by their inability to access funds invested in Eligible Auction Rate Securities.   In the Arbitration, Oppenheimer shall be able to defend itself against such claims; provided, however, that Oppenheimer shall not contest liability for the illiquidity of the underlying auction rate securities position or use as part of its defense any decision by an Eligible Investor not to borrow money from Oppenheimer.

37.

Eligible Investors who elect to use the special arbitration process provided for herein shall not be eligible for punitive damages, or for any other type of damages other than consequential damages.

38.

All investors, including but not limited to Eligible Investors who avail themselves of the relief provided pursuant to this Assurance, may pursue any remedies against Oppenheimer available under the law.  However, Eligible Investors that elect to utilize the special arbitration process set forth above are limited to the remedies available in that process and may not bring or pursue a claim relating to Eligible Auction Rate Securities in another forum.

F.

Institutional Investors

39.

Oppenheimer shall endeavor to work with issuers and other interested parties, including regulatory and governmental entities, to expeditiously provide liquidity solutions for institutional investors not covered by Paragraph 19 (c) above, that held auction rate securities in Oppenheimer brokerage accounts on February 13, 2008. (“Institutional Investors”).

40.

Beginning December 1, 2010, and continuing semi-annually after that, Oppenheimer shall submit written reports to the Attorney General outlining Oppenheimer’s efforts to provide liquidity solutions for Institutional Investors and the results thereof.  At the Attorney General’s request, Oppenheimer shall confer with the Attorney General to discuss Oppenheimer’s progress to date. The Attorney General shall advise Oppenheimer of any concerns regarding Oppenheimer’s progress in providing liquidity solutions for Institutional Investors and, in response, Oppenheimer shall detail the steps that Oppenheimer plans to implement to address such concerns.  Such written semi-annual reports and quarterly updates shall continue until December 2013.  The reporting or meeting deadlines set forth above may be amended with written permission from the Attorney General.

G.

Other Relief

41.

Oppenheimer admits the jurisdiction of the Attorney General.  Oppenheimer will cease and desist from engaging in any acts in violation of the Martin Act, Executive Law § 63(12), and/or General Business Law § 349 and will comply with the Martin Act, Executive Law § 63(12) and General Business Law § 349.

42.

If Oppenheimer enters into or has entered into an agreement with any other governmental or self-regulatory entity resolving claims relating to Oppenheimer’s marketing and sale of auction rate securities, providing liquidity relief to any Eligible Investors, or otherwise resolving Oppenheimer’s role in the auction rate securities market (“Other Agreement”), Oppenheimer shall immediately provide the Attorney General with the terms of such agreement.

43.

In the event that Oppenheimer enters into an Other Agreement under any circumstances that, in the sole opinion of the Attorney General, provides any form of benefit, express or implied, to any Eligible Investor or Oppenheimer auction rate securities customer who is not an Eligible Investor on terms more favorable than those set forth in this Assurance, Oppenheimer shall, at the election of the Attorney General, immediately extend the more favorable terms contained in the Other Agreement to all Eligible Investors.

44.

If Oppenheimer, in the sole opinion of the Attorney General, pursuant to an Other Agreement, pays to any governmental entity or regulator, costs or a fine or penalty, or any other monetary amount, or makes any pledge or commitment, however delineated, an equivalent payment, pledge or commitment shall become immediately owed to the State of New York for the benefit of New York residents.

II.

Other Provisions

45.

The Attorney General retains the right under Executive Law § 63(15) to compel compliance with this Assurance.  Evidence of a violation of this Assurance proven in a court of competent jurisdiction shall constitute prima facie proof of a violation of the Martin Act, General Business Law §349 and/or Executive Law §63(12) in any civil action or proceeding hereafter commenced by the Attorney General against Oppenheimer.

46.

Should the Attorney General prove in a court of competent jurisdiction that a material breach of this Assurance by Oppenheimer has occurred, Oppenheimer shall pay to the Attorney General the cost, if any, of such determination and of enforcing this Assurance, including without limitation legal fees, expenses and court costs.

47.

 If Oppenheimer defaults on any obligation under this Assurance, the Attorney General may terminate this Assurance, at his sole discretion, upon 10 days written notice to Oppenheimer.  Oppenheimer agrees that any statute of limitations or other time related defenses applicable to the subject of the Assurance and any claims arising from or relating thereto are tolled from and after the date of this Assurance.  In the event of such termination, Oppenheimer expressly agrees and acknowledges that this Assurance shall in no way bar or otherwise preclude the Attorney General from commencing, conducting or prosecuting any investigation, action or proceeding, however denominated, related to the Assurance, against Oppenheimer, or from using in any way any statements, documents or other materials produced or provided by Oppenheimer prior to or after the date of this Assurance, including, without limitation, such statements, documents or other materials, if any, provided for purposes of settlement negotiations, except as may otherwise be provided in a written agreement with the Attorney General.

48.

Except in an action by the Attorney General to enforce the obligations of Oppenheimer in this Assurance or in the event of termination of this Assurance by the Attorney General, neither this Assurance nor any acts performed or documents executed in furtherance of this Assurance:  (a) may be deemed or used as an admission of, or evidence of, the validity of any alleged wrongdoing, liability or lack of wrongdoing or liability; or (b) may be deemed or used as an admission of or evidence of any such alleged fault or omission of Oppenheimer in any civil, criminal, arbitration or administrative proceeding in any court, administrative agency or other tribunal.  This Assurance shall not confer any rights upon persons or entities who are not a party to this Assurance.

49.

Oppenheimer shall cooperate fully and promptly with the Attorney General and shall use its best efforts to ensure that all the current and former officers, directors, trustees, agents, members, partners and employees of Oppenheimer (and of any of Oppenheimer’s parent companies, subsidiaries or affiliates) cooperate fully and promptly with the Attorney General in any pending or subsequently initiated investigation, litigation or other proceeding relating to auction rate securities and/or the subject matter of the Assurance. Such cooperation shall include, without limitation, and on a best efforts basis:

(a)

production, voluntarily and without service of subpoena, upon the request of the Attorney General, of all documents or other tangible evidence requested by the Attorney General and any compilations or summaries of information or data that the Attorney General requests that Oppenheimer (or Oppenheimer’s parent companies, subsidiaries or affiliates) prepare, except to the extent such production would require the disclosure of information protected by the attorney-client and/or work product privileges;

(b)

without the necessity of a subpoena, having the current (and making all reasonable efforts to cause the former) officers, directors, trustees, agents, members, partners and employees of Oppenheimer (and of any of Oppenheimer’s parent companies, subsidiaries or affiliates) attend any Proceedings (as hereinafter defined) in New York State or elsewhere at which the presence of any such persons is requested by the Attorney General and having such current (and making all reasonable efforts to cause the former) officers, directors, trustees, agents, members, partners and employees answer any and all inquiries that may be put by the Attorney General to any of them at any proceedings or otherwise, except to the extent such production would require the disclosure of information protected by the attorney-client and/or work product privileges; “Proceedings” include, but are not limited to, any meetings, interviews, depositions, hearings, trials, grand jury proceedings or other proceedings;

(c)

fully, fairly and truthfully disclosing all information and producing all records and other evidence in its possession, custody or control (or the possession, custody or control of Oppenheimer parent companies, subsidiaries or affiliates) relevant to all inquiries made by the Attorney General concerning the subject matter of the Assurance, except to the extent such inquiries call for the disclosure of information protected by the attorney-client and/or work product privileges; and

(d)

making outside counsel reasonably available to provide comprehensive presentations concerning any internal investigation relating to all matters in the Assurance and to answer questions, except to the extent such presentations or questions call for the disclosure of information protected by the attorney-client and/or work product privileges.

50.

In the event Oppenheimer fails to comply with paragraph 49 of this Assurance, the Attorney General shall be entitled to specific performance, in addition to any other available remedies.

51.

The Attorney General has agreed to the terms of this Assurance based on, among other things, the representations made to the Attorney General by Oppenheimer, its counsel, and the Attorney General’s own factual Investigation.  To the extent that any material representations are later found to be inaccurate or misleading, this Assurance is voidable by the Attorney General in its sole discretion.

52.

Oppenheimer shall, upon request by the Attorney General, provide all documentation and information reasonably necessary for the Attorney General to verify compliance with this Assurance.

53.

All notices, reports, requests, and other communications to any party pursuant to this Assurance shall be in writing and shall be directed as follows:

If to Oppenheimer:

Dennis P. McNamara

Executive Vice President and General Counsel

Oppenheimer & Co. Inc.

125 Broad Street

New York, NY 10004

If to the Attorney General:

Office of the Attorney General of the State of New York

120 Broadway, 23rd Floor

New York, New York 10271

Attn:  David A. Markowitz

54.

This Assurance and any dispute related thereto shall be governed by the laws of the State of New York without regard to any conflicts of laws principles.

55.

Oppenheimer consents to the jurisdiction of the Attorney General in any proceeding or action to enforce this Assurance.

56.

Oppenheimer agrees not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any finding in this Assurance or creating the impression that this Assurance is without factual basis.  Nothing in this paragraph affects Oppenheimer’s:  (a) testimonial obligations; or (b) right to take legal or factual positions in defense of litigation or other legal proceedings to which the Attorney General is not a party.

57.

This Assurance may not be amended except by an instrument in writing signed on behalf of all the parties to this Assurance.

58.

This Assurance constitutes the entire agreement between the Attorney General and Oppenheimer and supersedes any prior communication, understanding or agreement, whether written or oral, concerning the subject matter of this Assurance.  No representation, inducement, promise, understanding, condition or warranty not set forth in this Assurance has been relied upon by any party to this Assurance.

59.

In the event that one or more provisions contained in this Assurance shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Assurance.

60.

This Assurance may be executed in one or more counterparts, and shall become effective when such counterparts have been signed by each of the parties hereto.

61.

Upon execution by the parties to this Assurance, the Attorney General agrees to suspend, pursuant to Executive Law § 63(15), this Investigation as and against Oppenheimer solely with respect to its marketing and sale of auction rate securities to Eligible Investors. The Attorney General reserves the right to resume its Investigation of Oppenheimer’s marketing and sale of auction rate securities to Eligible Investors or to commence any proceeding the Attorney General deems appropriate, in its sole discretion, to obtain relief for Eligible Investors.

62.

Any payments and all correspondence related to this Assurance must reference AOD # 10- 023.

WHEREFORE, the following signatures are affixed hereto on the dates set forth below.

ANDREW M. CUOMO

Attorney General of the State of New York

By: __/s/ David A. Markowitz_________________

                David A. Markowitz

                Special Deputy Attorney General

for Investor Protection

                120 Broadway, 23rd Floor

                New York, New York 10271

                (212) 416-8198

Dated: February 23, 2010

OPPENHEIMER & CO. INC.

By:  /s/ Albert G. Lowenthal

Name: Albert G. Lowenthal

Title: Chairman & CEO

ACKNOWLEDGMENT

On this 23 day of February, 2010, before me personally came Albert G. Lowenthal, known to me, who, being duly sworn by me, did depose and say that he is the CEO of Oppenheimer & Co. Inc. the entity described in the foregoing Assurance, and is duly authorized by Oppenheimer & Co. Inc. to execute the same, and that he signed his name in my presence by like authorization.

Jennifer Kelly

Notary Public

My commission expires:

Jennifer Kelly

Notary Public-State of New York

No. 02KE6198826

Qualified in New York County

My Commission Expires January 05, 2013

Assurance of Discontinuance

Reviewed By:

/s/ Dennis R. McNamara

/s/ John T. McGuire

Attorneys for Oppenheimer & Co., Inc.

Dated:

February 23, 2010